Exhibit 10.6

Short-Term Loan Agreement

Party A:

Company Name: Star Equity Enterprises Limited (“Lender”)
Address: OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

Party B:

Company Name: Smart (Technology) Global Limited (“Borrower”)
Address: Nos. 51-53, Fuk Hi Street, Yuen Long, New Territories, Hong Kong

Article 1 Loan Amount

Party A agrees to provide a loan of HKD 22,500,000 to Party B.

Article 2 Available Period

The loan will be available from December 19, 2024 to December 18, 2025.

Article 3 Interest Rate

The interest rate of the loan is 5.375% per annum, and interest shall be accrued based on the actual number of days elapsed.

Article 4 Repayment Method

Party B shall repay the principal and interest in full on the loan’s maturity date.

Article 6 Dispute Resolution

In the event of a dispute, both parties shall resolve it through negotiation, and failure of which, the matter shall be submitted to the Hong Kong courts for litigation.

Article 7: Miscellaneous

This agreement is made in two copies, with each party holding one copy, and both copies have equal legal effect.

Party A:

For and on behalf of
StarEquity Enterprises Limited

/s/ Start Equity Enterprises Limited

Date: Dec 19, 2024

Party B:

For and on behalf of
Smart (Technology) Global Limited

/s/ Smart (Technology) Global Limited

Date: Dec 19, 2024